UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2010
Date of Report (Date of earliest event reported)

CELLCYTE GENETICS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52238	86-1127046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14205 SE 36th St. Suite 100, Bellevue Washington	98006
(Address of principal executive offices)	(Zip Code)

(425) 519-3659
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 23, 2010, Dr. Douglas P. Cerretti was appointed President of CellCyte Genetics Corporation.  There have been no transactions between Dr. Cerretti and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

Following is a brief description of Dr. Cerretti’s business experience:

Dr. Cerretti has worked with the Company since October 2009, as the Company’s Chief Science Officer and Director of Business Development, where he has formulated scientific and business strategies.  He has also worked as a senior scientific consultant through DPC BioPharma Consulting of Seattle, Washington since 2008, formulating a business plan and scientific strategies on a breakthrough stem cell product.  From 2002 through 2007, Dr. Cerretti served as Scientific Director and Senior Research Scientist, Department of Cancer Biology for Amgen Corporation.  From 1984 through 2002, he served as a  Senior Research Scientist for Immunex Corporation within their departments of Vascular and Molecular Biology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLCYTE GENETICS CORPORATION
Date: July 23, 2010.	_______________________________________ Name: John M. Fluke Title: Interim Principal Executive Officer